Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Reports Fourth Quarter and Full Year 2019 Financial Results

•	Fourth Quarter Revenue of $91.3 million, compared to $84.7 million in the fourth quarter of 2018; Full Year Revenue of $336.8 million, compared to $297.7 million in the full year 2019
•	Term-based license contracts represented 21% of fourth quarter license revenue and 13% of full year license revenue
•	Announces agreement to be acquired by Advent International for $1.9 billion in cash
•	Cancels conference call in light of pending transaction

SAN JOSE, Calif., February 6, 2020 – Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced results for its fourth quarter and full year ended December 31, 2019.

“Our results for the fourth quarter reflect strength across many parts of the business as we continue to see strong demand for device control and visibility across all segments of the market,” said Michael DeCesare, CEO and President of Forescout Technologies. “We expanded our market footprint with the addition of 160 new logos and 3.2 million new devices under management and we are making progress toward our transition to a more ratable revenue model, as demonstrated by a greater mix of term-based license contracts and strong initial results for eyeSegment, our first software as a service product. We continued to face macro and execution challenges in EMEA, however, we are taking steps to improve those variables that are within our control. Finally, we are excited about the transaction we announced today with Advent International, which positions us for long-term success in the large and growing market for device visibility and control.”

Fourth Quarter 2019 Financial Highlights

•	Revenue: Total revenue was $91.3 million, an increase of 8% over the fourth quarter of 2018

o	License revenue was $48.4 million, an increase of 2% over the fourth quarter of 2018

▪	License revenue included $6.6 million in one-year term-based license subscription contracts

o	Subscription revenue was $37.6 million, an increase of 14% over the fourth quarter of 2018

o	Professional Services revenue was $5.3 million, an increase of 23% over the fourth quarter of 2018

•	Gross Profit: GAAP gross profit was $70.3 million, or 77% of total revenue, compared to $67.2 million in the fourth quarter of 2018, or 79% of total revenue. Non-GAAP gross profit was $71.9 million, or 79% of total revenue, compared to $68.4 million in the fourth quarter of 2018, or 81% of total revenue.

•	Operating Loss: GAAP operating loss was $19.6 million, or 21% of total revenue, compared to a loss of $17.2 million in the fourth quarter of 2018, or 20% of total revenue. Non-GAAP operating loss was $3.8 million, or 4% of total revenue, compared to Non-GAAP operating income of $0.2 million in the fourth quarter of 2018, or 0% of total revenue.

•	Net Loss: GAAP net loss was $20.0 million, or $0.42 per share, compared to $17.9 million in the fourth quarter of 2018, or $0.42 per share. Non-GAAP net loss was $4.4 million, or $0.09 per share, based on 47.5 million weighted average diluted shares outstanding, compared to a Non-GAAP net loss of $0.4 million in the fourth quarter of 2018, or $0.01 per share, based on 43.0 million weighted average diluted shares outstanding.

•	Cash Flow: Net cash provided by operating activities was $10.2 million, or 11% of total revenue, compared to net cash provided by operating activities of $6.1 million in the fourth quarter of 2018, or 7% of total revenue. Free cash flow was positive $8.0 million, or 9% of total revenue, compared to positive $5.2 million in the fourth quarter of 2018, or 6% of total revenue.

Full Year 2019 Financial Highlights

•	Revenue: Total revenue was $336.8 million, an increase of 13% over the full year 2018.

•	Operating Loss: GAAP operating loss was $101.2 million, or 30% of total revenue, compared to $73.5 million in the full year 2018, or 25% of total revenue. Non-GAAP operating loss was $37.8 million or 11% of total revenue, compared to a loss of $16.1 million in the full year 2018, or 5% of total revenue.

•	Net Loss: GAAP net loss was $118.5 million, or $2.58 per share, compared to $74.8 million in the full year 2018, or $1.83 per share. Non-GAAP net loss was $38.4 million, or $0.84 per share, compared to a loss of $17.4 million in the full year 2018, or $0.42 per share.

•	Cash Flow: Net cash used in operating activities was $22.5 million, compared to net cash provided by operating activities of $13.5 million in the full year 2018. Free cash flow was negative $30.3 million, or 9% of total revenue, compared to positive $5.9 million in the full year 2018, or 2% of total revenue.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Transaction with Advent International

In a separate press release issued today, Forescout announced that it has entered into an agreement to be acquired by Advent International for $1.9 billion in cash, or $33.00 per share. Advent will be joined by Crosspoint Capital Partners, a private equity investment firm focused on the cybersecurity and privacy industries, as a co-investor and advisor. The transaction is expected to close in the second calendar quarter of 2020, subject to customary closing conditions, including approval by Forescout shareholders and receipt of regulatory approvals. Upon completion of the transaction, Forescout will become a private company and its common stock will no longer be listed on any public market.

Cancellation of Conference Call and Suspension of Guidance

In light of the announced transaction with Advent International, the Company has cancelled its fourth quarter and full year 2019 earnings conference call, previously scheduled to be held today at 1:30 p.m. Pacific time. In addition, the Company is suspending financial guidance for the first quarter and full year 2020 as a result of the pending transaction.

©2020 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by Advent International, including expected timing of the closing of the transaction; statements about our business model transition; and statements regarding our prospects and the markets in which we compete and our position in those markets. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of the Company for the transaction or required regulatory approvals are not obtained; potential litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of the Company; the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and profitability of our business model, including risks associated with the transition of our licensing model toward term-based licenses and delays or changes in the transition; risks associated with large agreements, including the length of the sales cycle and lack of predictability in the timing of the closing; the development and delivery of new products; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisition; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions and the risks described in the filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2019, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information will also be set forth in Forescout’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Forescout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Forescout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Forescout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Forescout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Forescout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. Forescout defines non-GAAP gross profit as gross profit plus stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Expense. Forescout defines non-GAAP operating expense as operating expense excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Operating Income (Loss). Forescout defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, acquisition-related expenses, and amortization of acquired intangible assets.

Non-GAAP Net Loss. Forescout defines non-GAAP net loss as net loss excluding stock-based compensation expense, acquisition-related expenses, amortization of acquired intangible assets, and tax effect of non-GAAP adjustments.

Non-GAAP Net Loss Per Share. Forescout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average diluted shares outstanding.

Free Cash Flow. Forescout defines free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Forescout defines free cash flow margin as free cash flow as a percentage of total revenue. Forescout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening our balance sheet.

FORESCOUT TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$69,030	$66,895
Marketable securities	29,181	47,632
Accounts receivable	84,168	79,255
Inventory	372	1,501
Deferred commissions - current	12,843	12,543
Prepaid expenses and other current assets	17,024	13,353
Total current assets	212,618	221,179
Deferred commissions - non-current	23,036	22,831
Property and equipment, net	23,835	24,349
Operating lease right-of-use assets	29,626	—
Restricted cash - non current	1,555	1,266
Intangible assets, net	19,367	19,002
Goodwill	98,018	92,482
Other assets	8,172	7,369
Total assets	$416,227	$388,478
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,692	$12,118
Accrued compensation	34,007	32,649
Accrued expenses	16,279	14,558
Deferred revenue - current	112,232	101,900
Notes payable - current	8,248	7,331
Operating lease liabilities - current	5,840	—
Total current liabilities	187,298	168,556
Deferred revenue - non-current	75,366	69,618
Notes payable - non-current	—	8,248
Operating lease liabilities - non-current	32,125	—
Other liabilities	23,893	14,335
Total liabilities	318,682	260,757

Stockholders' equity:
Common stock	48	43
Additional paid-in capital	727,922	639,237
Accumulated other comprehensive loss	(633)	(302)
Accumulated deficit	(629,792)	(511,257)
Total stockholders’ equity	97,545	127,721
Total liabilities and stockholders' equity	$416,227	$388,478

FORESCOUT TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
License	$48,401	$47,482	$175,115	$162,667
Subscription	37,586	32,888	142,777	118,572
Maintenance and professional services	5,344	4,362	18,909	16,412
Total revenue	91,331	84,732	336,801	297,651
Cost of revenue:
License	8,180	6,852	31,301	27,854
Subscription	5,795	4,613	21,977	16,215
Maintenance and professional services	7,050	6,021	25,900	23,813
Total cost of revenue	21,025	17,486	79,178	67,882
Total gross profit	70,306	67,246	257,623	229,769
Operating expenses:
Research and development	24,302	17,161	82,795	61,713
Sales and marketing	49,915	50,464	213,046	183,880
General and administrative	15,649	16,849	63,018	57,721
Total operating expenses	89,866	84,474	358,859	303,314
Loss from operations	(19,560)	(17,228)	(101,236)	(73,545)
Interest expense	(105)	(237)	(496)	(913)
Other income, net	422	527	1,918	2,567
Loss before income taxes	(19,243)	(16,938)	(99,814)	(71,891)
Income tax provision	767	1,010	18,721	2,945
Net loss	$(20,010)	$(17,948)	$(118,535)	$(74,836)
Net loss per share, basic and diluted	$(0.42)	$(0.42)	$(2.58)	$(1.83)
Weighted-average shares used to compute net loss per share, basic and diluted	47,511	43,016	45,957	40,980

FORESCOUT TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(118,535)	$(74,836)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	55,450	53,497
Depreciation and amortization	11,912	8,003
Other	38	461
Changes in operating assets and liabilities, net of business acquisition
Accounts receivable	(5,220)	(10,899)
Inventory	1,129	2,168
Deferred commissions	(506)	(2,621)
Prepaid expenses and other current assets	(2,289)	(3,084)
Other assets	(188)	(3,543)
Accounts payable	(1,239)	4,632
Accrued compensation	1,370	7,057
Accrued expenses	3,415	2,667
Deferred revenue	15,939	30,366
Other liabilities	16,200	(379)
Net cash (used in) provided by operating activities	(22,524)	13,489
Cash flows from investing activities
Purchases of property and equipment	(7,760)	(7,628)
Purchases of marketable securities	(63,569)	(54,530)
Proceeds from maturities of marketable securities	82,345	130,633
Business acquisition, net of cash acquired	(10,271)	(105,425)
Net cash provided by (used in) investing activities	745	(36,950)
Cash flows from financing activities
Repayments of notes payable	(7,500)	(7,500)
Proceeds from sales of shares through employee equity incentive plans	36,380	31,790
Payment related to shares withheld for taxes on vesting of restricted stock units	(4,538)	(11,443)
Payments of deferred offering costs	—	(1,542)
Proceeds from public offering, net of underwriting discounts and commissions	—	13,818
Others	20	—
Net cash provided by financing activities	24,362	25,123
Effect of exchange rate changes on cash and cash equivalents	(4)	(7)
Net change in cash, cash equivalents, and restricted cash for period	2,579	1,655
Cash, cash equivalents, and restricted cash at beginning of period	69,012	67,357
Cash, cash equivalents, and restricted cash at end of period	$71,591	$69,012

FORESCOUT TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP gross profit	$70,306	$67,246	$257,623	$229,769
Add:
Stock-based compensation expense	1,076	883	3,927	3,268
Acquisition-related expenses	6	16	50	16
Amortization of acquired intangible assets	471	280	1,875	280
Non-GAAP gross profit	$71,859	$68,425	$263,475	$233,333

GAAP operating expense:	$89,866	$84,474	$358,859	$303,314
Less:
Stock-based compensation expense	12,659	13,070	51,523	50,229
Acquisition-related expenses	957	3,000	4,623	3,481
Amortization of acquired intangible assets	544	183	1,459	183
Non-GAAP operating expense	$75,706	$68,221	$301,254	$249,421

GAAP operating loss	$(19,560)	$(17,228)	$(101,236)	$(73,545)
Add:
Stock-based compensation expense	13,735	13,953	55,450	53,497
Acquisition-related expenses	963	3,016	4,673	3,497
Amortization of acquired intangible assets	1,015	463	3,334	463
Non-GAAP operating (loss) income	$(3,847)	$204	$(37,779)	$(16,088)

GAAP net loss	$(20,010)	$(17,948)	$(118,535)	$(74,836)
Add:
Stock-based compensation expense	13,735	13,953	55,450	53,497
Acquisition-related expenses	963	3,016	4,673	3,497
Amortization of acquired intangible assets	1,015	463	3,334	463
Tax effect of non-GAAP adjustments	(68)	104	16,682	(27)
Non-GAAP net loss	$(4,365)	$(412)	$(38,396)	$(17,406)
Non-GAAP net loss per share, diluted	$(0.09)	$(0.01)	$(0.84)	$(0.42)
Weighted-average shares used in per share calculation for GAAP and non-GAAP, diluted	47,511	43,016	45,957	40,980

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$10,164	$6,097	$(22,524)	$13,489
Less:
Net purchases of property and equipment	(2,149)	(862)	(7,760)	(7,628)
Free cash flow (non-GAAP)	$8,015	$5,235	$(30,284)	$5,861
Net cash used in investing activities	$(3,420)	$(72,704)	$745	$(36,950)
Net cash provided by financing activities	$7,149	$4,551	$24,362	$25,123
Free cash flow margin (non-GAAP)	9%	6%	(9)%	2%